UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 Amendment No.1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Safe-T Group Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

8 Abba Eban Ave. Herzliya, Israel	4672526
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing forty (40) Ordinary Shares, no par value per share	The Nasdaq Stock Market LLC

Ordinary Shares, no par value per share*	N/A

* Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A Offering Statement file number to which this form relates: 333-226074

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant's Securities to be Registered.

The description of American Depositary Shares of Safe-T Group Ltd. (the “Registrant”), as included under the caption “Description of American Depositary Shares and Warrants” in the prospectus forming a part of the Registration Statement on Form F-1, as amended (Registration No. 333-226074) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Safe-T Group Ltd.

Date: August 16, 2018	By:	/s/ Shachar Daniel
Name: Shachar Daniel
Title: Chief Executive Officer

2